Execution Version

EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

AZCO MINING, INC.

ADDITIONAL INVESTMENT RIGHT

Additional Investment Right No. [  ]                                                Dated:  _____________, 2006

Azco Mining, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the “Holder”), is entitled to purchase from the Company (a) up to a total of [$_________]1 in principal amount of Senior Secured Convertible Notes of the Company due 17 months from the date of issue in the form attached as Exhibit A hereto (each such note, an “Additional Note” and all such notes, the “Additional Notes”) and (b) only as part of and in connection with the purchase of the Additional Notes, warrants in the form attached hereto as Exhibit B to acquire up to an aggregate of [_________]2 shares of Common Stock (the “Additional Investment Right Warrants”), at any time or from time to time from and after Closing Date and through and including the date occurring on the one year anniversary of the Effective Date (the “Expiration Date”), and subject to the following terms and conditions.  This Additional Investment Right (this “Additional Investment Right”) is one of a series of similar Additional Investment Rights issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”).  All such Additional Investment Rights are referred to herein, collectively, as the “Additional Investment Rights.”

1 Insert holder’s pro rata portion of $1,250,000.

2 The number of shares of Common Stock equal to 50% of the quotient obtained by dividing (i) the aggregate principal amount of the Additional Notes issued to the Holder by (ii) the Conversion Price.

1.    Definitions.  Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.    Registration of Additional Investment Right.  The Company shall register this Additional Investment Right, upon records to be maintained by the Company for that purpose (the “Additional Investment Right Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Additional Investment Right as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.    Registration of Transfers.  The Company shall register the assignment and transfer of any portion of this Additional Investment Right in the Additional Investment Right Register, upon surrender of this Additional Investment Right, with the Form of Assignment attached hereto on Annex B duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new additional investment right to purchase Additional Notes, in substantially the form of this Additional Investment Right (any such new additional investment right, a “New Additional Investment Right”), evidencing the portion of this Additional Investment Right so transferred shall be issued to the transferee and a New Additional Investment Right evidencing the remaining portion of this Additional Investment Right not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Additional Investment Right by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of an Additional Investment Right.

4.    Exercise and Duration of Additional Investment Right.

(a)

This Additional Investment Right shall be exercisable by the registered Holder at any time or from time to time on or after the Closing Date to and including the Expiration Date.  At 6:30 P.M., New York City time on the Expiration Date, the portion of this Additional Investment Right not exercised prior thereto shall be void and of no further force and effect.  Notwithstanding anything to the contrary herein, the Expiration Date shall be extended for each day following the Effective Date that the Registration Statement is not effective.

(b)

The Holder may exercise this Additional Investment Right by delivering to the Company (i) an exercise notice, in the form attached hereto on Annex A (the “Exercise Notice”), appropriately completed and duly signed and (ii) payment of the principal amount of the Additional Notes as to which this Additional Investment Right is being exercised (the “Exercise Price”). The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  The Holder shall not be required to deliver the original Additional Investment Right in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Additional Investment Right and issuance of a New Additional Investment Right evidencing the right to purchase the remaining number of Additional Notes and Additional Investment Right Warrants.

5.    Delivery of Additional Notes and Additional Investment Right Warrants.

(a)    Upon exercise of this Additional Investment Right, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, (i)  a certificate for the Additional Notes and Additional Investment Right Warrants issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Additional Notes, the Additional Investment Right Warrants or the Underlying Shares to be issued thereunder, as the case may be, and naming the Holder as a selling stockholder thereunder is not then effective and the Additional Notes or Additional Investment Right Warrants, or the Underlying Shares associated therewith, are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act, (ii)  the legal opinions of Company Counsel, substantially in the form of Exhibit F to the Purchase Agreement, executed by such counsel and delivered to the Holders relating to the Additional Notes and Additional Investment Right Warrants, and (iv) a certificate from an officer of the Company that each of the representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement is true and correct as of the date when made, except for such representations and warranties that speak as of a certain date, and in such case shall have been true and correct as of such date, and as of the Exercise Date as though made on and as of such date, and each of the other conditions set forth in Section 5.1 of the Purchase Agreement have been satisfied as of the Exercise Date. The Holder, or any Person so designated by the Holder to receive Additional Notes or Additional Investment Right Warrants, shall be deemed to have become holder of record of such Additional Notes or Additional Investment Right Warrants as of the Exercise Date.  The Company shall, upon request of the Holder and if the Notes meet the requirements therefore, use its best efforts to deliver Additional Notes hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(b)    This Additional Investment Right is exercisable, either in its entirety or, from time to time, for a portion of the number of Additional Notes and Additional Investment Right Warrants.  Upon surrender of this Additional Investment Right following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Additional Investment Right evidencing the right to purchase the remaining number of Additional Notes and Additional Investment Right Warrants.

(c)    In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Additional Notes and Additional Investment Right Warrants or the shares of Common Stock issuable upon conversion of the Additional Notes or the exercise of the Additional Investment Right Warrants on the date on which delivery of such certificate is required by this Additional Investment Right, an Additional Note or any Additional Investment Right Warrant, and if after such date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(d)    The Company’s obligations to issue and deliver Additional Notes and Additional Investment Right Warrants in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Additional Notes and Additional Investment Right Warrants.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Additional Notes upon exercise of the Additional Investment Right as required pursuant to the terms hereof.

6.    Charges, Taxes and Expenses.   Issuance and delivery of certificates for Additional Notes and Additional Investment Right Warrants upon exercise of this Additional Investment Right shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Additional Investment Right or receiving Additional Notes and Additional Investment Right Warrants upon exercise hereof.

7.    Replacement of Additional Investment Right.  If this Additional Investment Right is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Additional Investment Right, a New Additional Investment Right, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

8.    Reservation of Common Stock.  The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Common Stock issuable upon conversion of Additional Notes and Additional Investment Right Warrants as therein provided. The Company covenants that all Additional Notes and Additional Investment Right Warrants so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  The Company will take all such action as may be necessary to assure that any shares of Common

Stock issuable upon conversion of the Additional Notes and exercise of the Additional Investment Right Warrants may be issued as provided therein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.    Certain Adjustments.  The Conversion Price and other terms of the Additional Notes issuable upon exercise of this Additional Investment Right shall be subject to adjustment from time to time as set forth in the Additional Notes. The exercise price and other terms of the Additional Investment Right Warrants issuable upon exercise of this Additional Investment Right shall be subject to adjustment from time to time as set forth in the Additional Investment Right Warrants. At least 30 days prior to any such event or transaction involving a Fundamental Change (as defined in the Additional Note) or otherwise potentially giving rise to an adjustment or modification of the terms and provisions of the Additional Note, the Company will give the Holder notice thereof of the date of the transaction and the effect thereof on the terms of the Additional Notes.  The Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Additional Investment Right prior to the time of such event or transaction so as to participate in or vote with respect to such event or transaction.

10.    Payment of Exercise Price.  The Holder shall pay the Exercise Price in immediately available funds to the Company in the manner specified by the Company in the Purchase Agreement.

11.    Call Right.  Subject to the provisions of this Section 11, if the Closing Prices for any ten consecutive Trading Days exceeds $4.74 (the "Threshold Price"), then the Company will have the right, but not obligation (the “Call Right”), on one Trading Day prior written notice to the Holder, to redeem any unexercised portion of this Additional Investment Right for which an Exercise Notice has not yet been delivered (the “Call Amount”).

(a)

To exercise this Call Right, the Company shall deliver to the Holder an irrevocable written notice (a "Call Notice"), indicating the Call Amount.  The date that the Company delivers the Call Notice to the Holders will be referred to as the “Call Date.” Within five Trading Days of receipt of the Call Notice, the Holder shall exercise this Additional Investment Right for up to the Call Amount in accordance with Section 4(b) above.  Any portion of the Call Amount that is not exercised by 6:30 p.m. (New York City time) on the fifth Trading Day following the date of receipt of the Call Notice (the “Redemption Date”) shall be cancelled.   Any unexercised portion of this Additional Investment Right to which the Call Notice does not pertain (the “Remaining Portion”) will be unaffected by such Call Notice.  The Company covenants and agrees that it will honor any Exercise Notice with respect to the Call Amount that are tendered from the Call Date through and including 6:30 p.m. (New York City time) on the Redemption Date.

(b)

Notwithstanding anything to the contrary set forth in this Warrant, the Company may not require the cancellation of any unexercised Call Amount (and any Call Notice will be void), unless from the beginning of the ten consecutive Trading Days used to determine whether the Common Stock has achieved the Threshold Price through the Redemption Date (the “Call Period”) (i) the Closing Prices for each Trading Day during such Call Period exceeds the

Threshold Price and (ii) the Company shall have honored in accordance with the terms of this Warrant any Exercise Notice delivered by 6:30 p.m. (New York City time) on the Redemption Date.

12.    Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address and facsimile numbers for such notices or communications shall be as set forth in the Purchase Agreement.

13.    Miscellaneous.

(a)    Subject to the restrictions on transfer set forth on the first page hereof, this Additional Investment Right may be assigned by the Holder.  This Additional Investment Right may not be assigned by the Company except to a successor in the event of a Fundamental Change (as defined in the Additional Note).  This Additional Investment Right shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Additional Investment Right shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Additional Investment Right.  This Additional Investment Right may be amended only in writing signed by the Company and the Holder, their respective successors or permitted assigns.

(b)    The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Additional Investment Right, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(C)    GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS ADDITIONAL INVESTMENT RIGHT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d)    The headings herein are for convenience only, do not constitute a part of this Additional Investment Right and shall not be deemed to limit or affect any of the provisions hereof.

(e)    In case any one or more of the provisions of this Additional Investment Right shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Additional Investment Right shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Additional Investment Right.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Additional Investment Right to be duly executed by its authorized officer as of the date first indicated above.

AZCO MINING, INC.

By: _________________________________
Name: _______________________________
Title: ________________________________

Annex A

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase $______________ principal amount of Additional Notes under the foregoing Additional Investment Right)

To:  Azco Mining, Inc.

The undersigned is the Holder of Additional Investment Right No. _______ (the “Additional Investment Right”) issued by Azco Mining, Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Additional Investment Right.

1.

The Additional Investment Right is currently exercisable to purchase a total of $______________ principal amount of Additional Notes.

2.

The undersigned Holder hereby exercises its right to purchase _________________ $______________ principal amount of Additional Notes pursuant to the Additional Investment Right.

3.

The Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Additional Investment Right.

4.

Pursuant to this exercise, the Company shall deliver to the Holder $______________ principal amount of Additional Notes and Additional Investment Right Warrants exercisable for __________ shares of Common Stock in accordance with the terms of the Additional Investment Right.

5.

Following this exercise, the Additional Investment Right shall be exercisable to purchase a total of $______________ principal amount of Additional Notes and Additional Investment Right Warrants exercisable for ____________ shares of Common Stock.

Dated: ______________________	Name of Holder:

(Print) _____________________________

By:________________________________
Name:______________________________
Title:_______________________________

(Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)

Annex B

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Additional Investment Right]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Additional Investment Right to purchase  $______________ principal amount of Additional Notes and Additional Investment Right Warrants exercisable for __________ shares of Common Stock of Azco Mining, Inc. to which the within Additional Investment Right relates and appoints ________________ attorney to transfer said right on the books of Azco Mining, Inc. with full power of substitution in the premises.

Dated: ____________________

________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)

__________________________________
Address of Transferee

__________________________________

__________________________________

In the presence of:

___________________________